UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011

SPECTRUM PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously announced, in 2006 Spectrum Pharmaceuticals, Inc. (the “Company”), acquired all of the oncology drug assets of Targent, LLC, as the successor to Targent, Inc. (“Targent”). In connection with the transaction, Targent remained eligible to receive contingent consideration, in the form of the Company’s common stock and/or cash, upon achievement of certain regulatory and sales milestones, if any. The Company filed a registration statement (declared effective by the SEC, Registration No. 333-135029) covering the resale of one-third of all shares issued to Targent or its stockholders pursuant to the asset purchase agreement (including shares issuable upon achievement of any milestones).

As a result of the satisfaction of one such milestone, the Company became obligated to issue, on or before June 13, 2011, an aggregate amount of 733,715 shares of its common stock, as directed by Targent, to certain of Targent’s stockholders. The specific details concerning the milestone and the payment amount were redacted from the Asset Purchase Agreement filed as Exhibit 2.1 to the Company’s Amendment No. 1 to Form 10-K for the year ended December 31, 2005 and are the subject of a confidential treatment order from the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the terms of the Asset Purchase Agreement referenced in Item 2.04 above and in connection with the achievement of a milestone event, on June 13, 2011 the Company issued an aggregate amount of 733,715 shares of the Company’s common stock to certain stockholders of Targent, including shares of common stock issued in lieu of cash payment obligations. Such shares were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, based in part upon the following: the issuance does not involve any public offering; the Company made no solicitation in connection with the transaction, other than communication with Targent and its stockholders; the Company obtained representations from Targent and its stockholders regarding its and their investment intent, experience and sophistication; Targent has received or had access to adequate information about the Company in order to make an informed investment decision; Targent and its stockholders have represented that they are each an “accredited investor” within the meaning of Rule 501 of Regulation D under the Act; the Company reasonably believes that Targent and its stockholders are sophisticated within the meaning of Section 4(2) of the Act; and the common stock will be issued with restricted securities legends. No underwriting discounts or commissions will be paid in conjunction with the issuance.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2011, the Company accepted the resignation of George Tidmarsh from his positions as the Company’s Senior Vice President, Chief Scientific Officer and Head of Research and Development Operations.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 13, 2011 at the Company’s California office located at 157 Technology Drive, Irvine, California 92618. As of April 18, 2011, the record date for the Annual Meeting, a total of 52,080,531 shares were entitled to vote, of which a total of 41,106,118 shares were present in person or by proxy at the Annual Meeting constituting a quorum for the conduct of business thereat.

The following sets forth detailed information regarding the voting results at the Annual Meeting for each of the matters voted upon by the stockholders:

Proposal No. 1:

The Company’s stockholders elected each of the six nominees named below to serve on the Company’s Board of Directors for a one-year term expiring at the annual meeting of stockholders in 2012 and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Krishan K. Arora	14,786,943	7,635,522	18,683,653
Stuart M. Krassner	15,321,455	7,101,010	18,683,653
Luigi Lenaz	17,996,754	4,425,711	18,683,653
Anthony E. Maida	15,334,362	7,088,103	18,683,653
Dilip J. Mehta	14,815,450	7,607,015	18,683,653
Rajesh C. Shrotriya	17,995,314	4,427,151	18,683,653

Proposal No. 2:

The Company’s stockholders approved the appointment of Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2011.

Votes For	Votes Against	Abstentions
40,021,804	1,015,633	68,681

Proposal No. 3:

The Company’s stockholders approved by advisory vote the executive officer compensation detailed in the proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,487,862	1,634,429	300,174	18,683,653

Proposal No. 4:

The Company’s stockholders indicated that the frequency of the advisory vote on executive compensation should be every year.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
12,577,454	549,335	8,954,989	340,687	18,683,653

Proposal No. 5:

The Company’s stockholders approved the proposed amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of the Company’s Common Stock from 100,000,000 to 175,000,000.

Votes For	Votes Against	Abstentions
31,353,247	9,560,700	192,171

Item 7.01 Regulation FD Disclosure

On June 15, 2011, the Company issued a press release reporting that its Board of Directors had approved a new share repurchase plan which authorizes the Company to purchase up to $25 million of its shares of common stock from time to time through the end of 2012. Share purchases under this plan will be made in the open market, through block trades, through 10b5-1 plans, or through privately negotiated transactions, in accordance with applicable Securities and Exchange Commission rules, when opportunities become available to purchase shares at prices believed to be attractive.

As stated in its press release, the Company is under no obligation to repurchase shares under this share repurchase program. The timing, actual number and value of shares that may be repurchased under this program will depend on a number of factors, including the Company’s future financial performance and available cash resources, competing uses for its corporate funds, prevailing market prices of its common stock, the number of shares that become available for sale at prices that the Company believes are attractive and regulatory requirements. For these reasons, as well as others, there can be no assurance that the Board of Directors will not decide to suspend purchases of shares under this share repurchase program or terminate the program altogether.

The foregoing description of the contents of the press release is qualified by reference to that press release, in its entirety, a copy of which is attached hereto as Exhibit 99.1 and made a part of this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 15, 2011 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2011

SPECTRUM PHARMACEUTICALS, INC.

By: /s/ Brett L. Scott
Brett L. Scott
Senior Vice President and Acting Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 15, 2011 (filed herewith).